UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 8, 2017
EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
Registrant’s telephone number, including area code: (214) 368-2084

12377 Merit Drive
Suite 1700 Dallas, Texas	75251

(Address of principal	(Zip Code)
executive offices)
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 — Financial Information

Item 2.02     Results of Operations and Financial Condition.
On August 8, 2017, EXCO Resources, Inc. (the "Company") issued a press release announcing its financial results for the quarter ended June 30, 2017.  A copy of this press release is being furnished as Exhibit 99.1 to this report.
The information contained herein and in the accompanying exhibits shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this report, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Certain non-GAAP measures are set forth in Exhibit 99.1.  A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.  The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated August 8, 2017, issued by EXCO Resources, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 8, 2017	By:	/s/ Tyler Farquharson
		Name:	Tyler Farquharson
		Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 8, 2017, issued by EXCO Resources, Inc.